Exhibit 99.1

For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom® Corporation Announces Stock Repurchase Program

LITTLE ROCK, Ark., October 29, 2007 – Acxiom® Corporation (Nasdaq: ACXM) today announced that its board of directors has authorized the repurchase of up to $75 million of the company’s common stock over the next 12 months in open market or privately negotiated transactions, depending on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia, China and Canada. For more information, visit www.acxiom.com.

Acxiom is a registered trademark of Acxiom Corporation.